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                                                                 EXHIBIT 99.1
                                FOOT LOCKER, INC

                              N E W S R E L EA S E

                                       CONTACT: Peter D. Brown
                                                Vice President, Treasurer
                                                and Investor Relations
                                                Foot Locker, Inc.
                                                (212) 720-4254


                FOOT LOCKER, INC. REPORTS SECOND QUARTER RESULTS

o Earnings Per Share from Continuing Operations Increased 14 Percent to $0.25 Per Share

o Debt, Net of Cash, Decreased to $24 Million from $87 Million Last
  Year

o Company Extends Its Revolving Credit Facility to 2006

o Company Sets Third Quarter Earnings Guidance At $0.31-to-$0.33 Per Share

NEW YORK, NY, August 21, 2003 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its second quarter ended August 2, 2003.

Second Quarter Results

Income from continuing operations increased 14 percent to $0.25 per share, or $37 million, from $0.22 per share, or $33 million last year. For the 13-week second quarter period, sales increased 3.5 percent to $1,123 million this year compared with sales of $1,085 million last year. Second quarter comparable-store sales decreased 4.4 percent.

Year-to-Date Results

Income from continuing operations for the 26-week period ended August 2, 2003, increased to $0.52 per share, or $76 million, compared with $0.48 per share, or $71 million last year. Year-to-date sales increased 3.5 percent to $2,251 million, compared with sales of $2,175 million last year. Comparable-store sales decreased 3.5 percent.

Debt, net of cash, was reduced to $24 million from $87 million last year. Merchandise inventories remain current, and are both on plan and well positioned to support third quarter sales expectations.

Matthew D. Serra, Foot Locker, Inc.'s President and Chief Executive Officer stated, "The Company's sales trend significantly improved in late July and this has continued into the third week of August. We expect our average price points to stabilize later in the third quarter as we anniversary against the current fashion trend of lower-priced classic footwear. Additionally, we expect our gross margin rate to continue to be favorable to last year due to our somewhat tempered promotional posture in the United States. Therefore, we currently expect third quarter earnings of $0.31-to-$0.33 per share, in line with analysts' estimates."

On July 30, 2003, the Company amended and restated its revolving credit facility with its existing bank group, achieving a lower pricing structure and increased covenant flexibility, while extending the maturity date to July 2006. The credit facility was also increased in size by $10 million, to $200 million.

On August 20, 2003, the Board of Directors declared a quarterly dividend on the Company's common stock of $0.03 per share. The dividend will be payable October 31, 2003 to shareholders of record on October 17, 2003.




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            Foot Locker, Inc. 112 West 34th Street New York NY 10120






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During the second quarter, the Company opened 38 stores, remodeled/relocated 118 stores and closed 30 stores. The store openings included the Company's entrance into the Portugal and New Zealand markets. At August 2, 2003 the Company operated 3,608 stores in 16 countries in North America, Europe and Australia.

The Company is hosting a live conference call at 10:00 am (EST) on Thursday, August 21, 2003. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Monday, August 25, 2003.


                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.




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                                FOOT LOCKER, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
                 Periods ended August 2, 2003 and August 3, 2002
                     (In millions, except per share amounts)


------------------------------------------------------------------ --------------------- -- ----------------------
                                                                      Second Quarter           Second Quarter
                                                                           2003                     2002
                                                                    ---------------------    ----------------------
Sales                                                                    $ 1,123                    $ 1,085

Cost of sales                                                                792                        773
Selling, general and administrative expenses                                 233                        220
Depreciation and amortization                                                 38                         38
Restructuring charge (income) (1)                                              1                         (1)
Interest expense, net                                                          4                          7
Other income (2)                                                              --                         (3)
                                                                   ---------------------    ----------------------
                                                                            1,068                     1,034
                                                                   ---------------------    ----------------------
Income from continuing operations before income taxes                          55                        51
Income tax expense                                                             18                        18
                                                                   ---------------------    ----------------------
Income from continuing operations                                              37                        33

Loss on disposal of discontinued operations, net of tax                        (1)                       (2)
                                                                   ---------------------    ----------------------
Net income                                                               $     36                   $    31
                                                                   =====================    ======================
Diluted EPS:
Income from continuing operations                                        $   0.25                   $  0.22
Loss on disposal of discontinued operations, net of tax                     (0.01)                    (0.01)
                                                                   ---------------------    ----------------------
Net  income                                                              $   0.24                   $  0.21
                                                                   =====================    ======================
Weighted-average diluted shares outstanding                                 152.1                     151.0
                                                                   ---------------------    ----------------------


                                                                      Year-To-Date              Year-To-Date
                                                                           2003                     2002
                                                                   ---------------------    ----------------------
Sales                                                                    $  2,251                   $ 2,175

Cost of sales                                                               1,575                     1,543
Selling, general and administrative expenses                                  474                       440
Depreciation and amortization                                                  75                        74
Restructuring charge (income) (1)                                               1                        (1)
Interest expense, net                                                           9                        14
Other income (2)                                                               --                        (3)
                                                                   ---------------------    ----------------------
                                                                            2,134                     2,067
                                                                   ---------------------    ----------------------

Income from continuing operations before income taxes                         117                       108
Income tax expense                                                             41                        37
                                                                   ---------------------    ----------------------
Income from continuing operations                                              76                        71

Loss on disposal of discontinued operations, net of tax                        (1)                      (20)
Cumulative effect of accounting changes, net of tax (3)                        (1)                       --
                                                                   =====================    ======================
Net income                                                               $     74                   $    51
                                                                   =====================    ======================
Diluted EPS:
Income from continuing operations                                        $   0.52                   $  0.48
Loss on disposal of discontinued operations, net of tax                     (0.01)                    (0.13)
Cumulative effect of accounting changes, net of tax (3)                        --                        --
                                                                   ---------------------    ----------------------
Net  income                                                              $   0.51                   $  0.35
                                                                   =====================    ======================
Weighted-average diluted shares outstanding                                 151.7                     150.9

------------------------------------------------------------------ --------------------- -- ----------------------


 (1) Represents revisions in estimates to restructuring reserves for disposed businesses.
 (2) Amount in 2002 reflects real estate transactions.
 (3) Related to adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations."


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                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)


          ------------------------------------------------------------------------------------------------
                                                                        August 2,            August 3,
                                                                           2003                2002
                                                                      ---------------     ----------------
          Assets

          CURRENT ASSETS
          Cash and cash equivalents                                     $     332              $  307
          Merchandise inventories                                             948                 887
          Assets of discontinued operations                                     2                   3
          Other current assets                                                 98                 110
                                                                      ---------------     ----------------
                                                                            1,380               1,307
          Property and equipment, net                                         621                 626
          Deferred tax assets                                                 236                 247
          Other assets                                                        332                 283
                                                                      ---------------     ----------------
                                                                        $   2,569              $2,463
                                                                      ===============     ================
          Liabilities and Shareholders' Equity

          CURRENT LIABILITIES
          Accounts payable                                              $     339              $   389
          Accrued liabilities                                                 259                  203
          Current liabilities and reserves for restructuring,
            discontinued operations and businesses held for sale               23                   28
          Current portion of long-term debt and
            obligations under capital leases                                   --                   31
                                                                      ---------------     ----------------
                                                                              621                  651

          Long-term debt and obligations under capital
             leases                                                           348 (1)              363
          Other liabilities                                                   408 (1)              372
          SHAREHOLDERS' EQUITY                                              1,192                1,077
                                                                      ---------------     ----------------
                                                                        $   2,569              $ 2,463
                                                                      ===============     ================

          ------------------------------------------------------------------------------------------------

         (1) Long-term debt and obligations under capital leases in 2003 were reduced by $8 million representing the fair value of interest rate swaps related to the Company's 8 1/2% debentures due in 2022. The Company's debt, net of cash calculation excludes the fair value of these interest rate swaps which are reflected in other liabilities.


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                                FOOT LOCKER, INC.
           Store and Estimated Square Footage - Continuing Operations
                                   (unaudited)
                          (Square footage in thousands)


           ----------------------------------- ---------------------- ---------------------- ---------------------
                                                     August 2,              August 3,            February 1,
                                                       2003                   2002                   2003
                                               ---------------------- ---------------------- ---------------------
           Foot Locker U.S.
              Number of stores                        1,457                  1,477                  1,477
              Gross square footage                    5,959                  6,008                  6,043
              Selling square footage                  3,465                  3,451                  3,497

           Lady Foot Locker
              Number of stores                          597                    614                    606
              Gross square footage                    1,331                  1,380                  1,362
              Selling square footage                    738                    789                    781

           Kids Foot Locker
              Number of stores                          361                    384                    377
              Gross square footage                      875                    922                    912
              Selling square footage                    521                    550                    547

           Champs Sports
              Number of stores                          587                    577                    582
              Gross square footage                    3,265                  3,252                  3,262
              Selling square footage                  2,273                  2,281                  2,292

           Foot Locker International
              Number of stores                          606                    548                    583
              Gross square footage                    1,714                  1,540                  1,639
              Selling square footage                    949                    871                    920

           Total Athletic Group
              Number of stores                        3,608                  3,600                  3,625
              Gross square footage                   13,144                 13,102                 13,218
              Selling square footage                  7,946                  7,942                  8,037
           ----------------------------------- ---------------------- ---------------------- ---------------------





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